Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of Time Warner Inc. ("Time Warner") on Form S-8 pertaining to the TWC Savings Plan of our report dated January 28, 2004, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner for the year ended December 31, 2003 included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP
New York, New York
May 26, 2004